SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 25, 2009 (March 20, 2009)
Date of Report (Date of earliest event reported)

CRAFT BREWERS ALLIANCE, INC.
(Exact Name of Registrant as Specified in Charter)

Washington	0-26542	91-1141254
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

929 North Russell Street
Portland, OR 97227-1733
(Address of Principal Executive Offices, Zip Code)

(503) 331-7270
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Agreement between the Company and Terry E. Michaelson, Chief Executive Officer

On March 20, 2009, the Company and Terry E. Michaelson entered into a letter of agreement (the “T. Michaelson Agreement”) amending and restating the employment letter dated June 12, 2008 regarding employment as the Chief Executive Officer of the Company. The T. Michaelson Agreement is effective as of the date of the execution of the agreement.

The T. Michaelson Agreement provides that Mr. Michaelson will serve as an “at-will” employee of the Company. Mr. Michaelson will receive an annual base salary of $215,000 per year, subject to review and annual adjustment by the Compensation Committee. Mr. Michaelson will be entitled to participate in all of the Company’s employee benefit programs for which he is eligible. Mr. Michaelson will be eligible for established annual target cash bonus opportunities subject to the achievement of a combination of corporate performance and individual performance goals established and evaluated by the Compensation Committee of the Board (“Compensation Committee”) as discussed in further detail below.

In the event that Mr. Michaelson’s employment with the Company is terminated by the Company for any reason other than for cause, Mr. Michaelson will be entitled to severance benefits for a period of time (the “Severance Period”) as follows:

(1) For a termination effective after December 31, 2008, and before January 1, 2011, a Severance Period equal to the lesser of (a) one month for each full year of service accrued with the Company or (b) 24 months.

(2) For a termination effective on or after January 1, 2011, a Severance Period equal to 12 months.

Mr. Michaelson’s prior service with Widmer Brothers Brewing Company (“Widmer”) and Craft Brands Alliance, LLC (“Craft Brands”), both of which have been merged with the Company, will be included in the calculation of the number of years of service with the Company. In addition, upon termination the Company will promptly make a cash payment equal to 100% of Mr. Michaelson’s unused PTO hours accrued through the date of termination in accordance with the provisions of the Company’s PTO Plan then in effect. The Company will also continue to provide, for the lesser of the Severance Period or 18 months, the same health benefits as were being provided at the time of termination. Additionally, if, during the Severance Period, Mr. Michaelson becomes employed or associated with a brewing or other company that the Company determines, in its reasonable discretion, is a competitor of the Company or Anheuser-Busch Incorporated (“A-B”), Mr. Michaelson’s salary continuation payments and benefits will terminate as of the effective date of such employment or association.

A copy of the letter agreement with Mr. Michaelson is attached hereto as Exhibit 10.1.

Agreement between the Company and Mark D. Moreland, Chief Financial Officer

On March 24, 2009, the Company and Mark D. Moreland entered into a letter of agreement (the “M. Moreland Agreement”) amending and restating the employment letter dated June 24, 2008 regarding employment as the Chief Financial Officer of the Company. The M. Moreland Agreement is effective as of the date of the execution of the agreement.

The M. Moreland Agreement provides that Mr. Moreland will serve as an “at-will” employee of the Company. Mr. Moreland will receive an annual base salary of $200,000 per year, subject to review and annual adjustment by the Compensation Committee. Mr. Moreland will be entitled to participate in all of the Company’s employee benefit programs for which he is eligible. Mr. Moreland will be eligible for established annual target cash bonus opportunities subject to the achievement of a combination of corporate performance and individual performance goals established and evaluated by the Compensation Committee as discussed in further detail below.

In the event that Mr. Moreland’s employment with the Company is terminated by the Company for any reason other than for cause, Mr. Moreland will be entitled to severance benefits for the Severance Period as follows:

(1) For a termination effective after December 31, 2008, and before January 1, 2011, a Severance Period equal to the lesser of (a) one month for each full year of service accrued with the Company or (b) 24 months.

(2) For a termination effective on or after January 1, 2011, a Severance Period equal to the lesser of (a) two weeks for each full year of service accrued with the Company or (b) 12 months.

In no event under either scenario shall the Severance Period be less than six months.

Mr. Moreland’s prior service with Widmer and Craft Brands will be included in the calculation of the number of years of service with the Company. In addition, upon termination the Company will promptly make a cash payment equal to 100% of Mr. Moreland’s unused PTO hours accrued through the date of termination in accordance with the provisions of the Company’s PTO Plan then in effect. The Company will also continue to provide, for the lesser of the Severance Period or 18 months, the same health benefits as were being provided at the time of termination. Additionally, if, during the Severance Period, Mr. Moreland becomes employed or associated with a brewing or other company that the Company determines, in its reasonable discretion, is a competitor of the Company or A-B, Mr. Moreland’s salary continuation payments and benefits will terminate as of the effective date of such employment or association.

A copy of the letter agreement with Mr. Moreland is attached hereto as Exhibit 10.2.

Agreements between the Company and its other executive officers

The Company has entered into similar employment letters with its other executive officers. A copy of the letter agreement with Sebastian Pastore, Vice President of Brewing Operations and Technology, is attached hereto as Exhibit 10.3. A copy of the letter agreement with Martin Wall, Vice President of Sales, is attached hereto as Exhibit 10.4.

Annual target cash bonus opportunities

In connection with approving the amended and restated letters of employment, the Compensation Committee established annual target cash bonus opportunities subject to the achievement of a combination of corporate performance and individual performance goals.  The award opportunities for the Company's executive officers are as follows:  Mr. Michaelson, 50% of base salary, or $107,500; Mr. Moreland, 50% of base salary, or $100,000; Mr. Pastore, 30% of base salary, or $51,000; and Mr. Wall, 30% of base salary or $40,600.

The performance goals for each executive officer are based on the Company's corporate performance as measured by earnings before interest, taxes, depreciation and amortization (“EBITDA”) as of December 31, 2009, and partly on individual goals unique to each of them.  EBITDA will be calculated taking into account the potential bonuses as expense.  The portion of the target bonuses based on attainment of individual performance goals ranges from 16% to 20% of the total bonus opportunity.  The Compensation Committee will determine the extent to which performance goals have been satisfied following the end of 2009.  Cash payments, if any, will be made as soon as practicable after the determination of the amount of the awards.

The business criteria on which individual performance goals are based include financial, strategic, and other goals for the Company and functional areas for which an executive has responsibility, as well as goals related to success in achieving specific tasks assigned to an individual executive.  Goals for one or more of the Company's executive officers include meeting specified budget targets, executing expense reduction plans, managing capital expenditures, successfully executing strategic initiatives, increasing product distribution, generating cash flow, and improving financial reporting processes.

Item 9.01 Financial Statements and Exhibits

(c)  Exhibits

Exhibit No.	Description

10.1	Letter regarding employment between Terry E. Michaelson and Registrant, dated as of March 12, 2009
10.2	Letter regarding employment between Mark D. Moreland and Registrant, dated as of March 12, 2009
10.3	Letter regarding employment between V. Sebastian Pastore and Registrant, dated as of March 12, 2009
10.4	Letter regarding employment between Martin J. Wall IV and Registrant, dated as of March 12, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Craft Brewers Alliance, Inc.

Dated:	March 25, 2009	By:	/s/ Joseph K. O’Brien
Joseph K. O’Brien
Controller and Chief Accounting Officer